Exhibit 99.1

N e w s   R e l e a s e

Corporate Headquarters 4601 College Boulevard, Suite 300 Leawood, Kansas 66211 USA +1-913-327-4200	For Immediate Release		Date: November 21, 2003
	Media Contact: Investor Relations (U.S.):	Misti Garffie IR Dept	1-913-327-4257 1-913-327-4200	mgarffie@euronetworldwide.com investor@euronetworldwide.com

Euronet acquires Transact GmbH, a leading German processor of mobile phone top-ups, and signs a private equity placement

LEAWOOD, KANSAS—Nov. 21, 2003—Euronet Worldwide, Inc. (Nasdaq: EEFT), a leading electronic payments provider, announced the execution of an agreement on November 20, 2003 to acquire the German company transact Elektronische Zahlungssysteme GmbH (“Transact”) in consideration for €15.0 million (approximately $17.8 million) in cash and 643,048 shares of Euronet common stock. Transact is one of the leading independent electronic payments processors and the market leader in processing of prepaid mobile airtime top-up services in Germany, with a market share of nearly 60 percent of electronic top-up transactions. Euronet also announced that, following the signing of the Transact acquisition agreement, Euronet closed a $20.0 million private placement of common stock with an accredited institutional investor (1,131,363 shares at a purchase price of $17.68 per share). Substantially all of the proceeds from the private placement will be used to purchase the shares of Transact.

Transact, which was founded in 1996, specializes in payment processing services and software for EFT and prepaid mobile phone transactions on point of sale (POS) terminals, as well as retailer till systems. Additionally, Transact offers a line of proprietary GPRS-based POS terminal products. After commencing implementation of electronic mobile phone top-up solutions in 2001, Transact quickly became the German market leader in processing electronic purchases of prepaid mobile airtime. The company currently supports top-up purchases at more than 8,000 of their installed base of over 20,000POS terminals in approximately 18,500 retail locations.

Transact has agreements or top-up supply relationships with all of the large mobile service providers in Germany, including Vodafone, T-Mobile, O2, and E-Plus, as well as with a number of virtual mobile service providers such as Mobilcom, either directly or via agreements with distributors of mobile airtime electronic vouchers. Transact also has agreements or relationships with the major distributors of airtime in Germany, such as Lekkerland, DTV and Telexpress, as well as with major retailers such as Shell, DEA, Jet, AGIP, ESSO, Total Fina Elf, PKN Orlen, and Karstadt.

In 2003, according to Transact’s unaudited financial information, Transact has experienced transaction growth of approximately 41 percent per quarter. Based on its most recent three months, Transact generated net revenue, on a recognition basis consistent with Euronet’s other prepaid processing revenues, of approximately $3.3 million and EBITDA of approximately $1.1 million, according to its unaudited financial information. Also for that same three-month period, Transact processed approximately 8.5 million transactions.

Taking into account the acquisition of Transact together with the related funding, Euronet expects that Transact will contribute approximately $0.07 to $0.10 per share to its fully diluted earnings per share for the year 2004. This estimate is subject to refinement, if any, resulting from purchase price allocation and the related amortization, and it is based on current and projected financial performance of Transact, as determined from financial information provided in the transaction. Euronet will closely monitor the results of Transact and update its expectations as appropriate.

“The number of electronic top-up transactions in Germany is growing rapidly, and Transact is on the leading edge of this trend,” said Michael J. Brown, Euronet Worldwide Chairman and CEO. “The founders of Transact have built a quality company poised to take advantage of these opportunities, and Euronet is looking for entrepreneurial partners like Transact to build the bridge between EFT and top-up processing and to expand its prepaid business. Our goal is to take advantage of the prepaid market growth and become the largest processor of prepaid transactions in Europe.”

Germany is one of the largest prepaid markets in Europe. According to mobile operator data and EMC, a leading research group, more than 70% percent of Germany’s population of 82 million subscribes to mobile phone service. Of those users, more than 50% percent have prepaid services, spending more than $4 billion annually.

“Transact has been quite successful in Germany because of its high service levels and advanced technology,” said Transact’s co-Managing Director, Bernd Artinger. “The shift to electronic top-up and the shift to integrating EFT and top-up processing is underway in Germany, and we want to continue driving this industry trend.”

In established markets like Germany, top-up growth comes primarily from the mobile operators’ shift from scratch-off cards to electronic distribution and from the addition of new retailers and POS devices. According to Transact estimates, in the third quarter 2003 about 25% percent of the prepaid airtime in Germany was sold electronically. Transact estimates that it has processed approximately 60% of these electronic top-ups in Germany.

“In addition to the prepaid processing business, we are excited about contributing to the Euronet group our capabilities and expertise in the EFT/merchant processing business together with our exciting line of GPRS-based POS terminal products,” said Jurgen Platt, co-Managing Director of Transact. “And, we look forward to bringing these solutions to Euronet across their European and other markets.”

Under the Transact acquisition agreement, Euronet will purchase 100% of the shares of Transact for a purchase price of €15.0 million (approximately $17.4 million) in cash and 643,048 shares of Euronet common stock at closing plus an additional “earn out” payment due on January 14, 2005. The closing is expected to occur within the next week. The “earn out” will be calculated based on the EBITDA of the company for the third quarter 2004, together with certain other performance criteria. Based upon current projections of the future performance of Transact, as to which there can be no assurance, the second installment is estimated to be between $20.0 and $30.0 million. This second installment of the purchase price is payable, at the option of Euronet, either in cash or in common stock of Euronet.

The transfer of Transact shares to Euronet is staged, with 96% of the shares being transferred at closing and the remaining 4% being transferred on payment of the second installment of the purchase price. All of Transact’s 35 employees will be retained to continue operations, sales, development and customer service activities in Germany.

Also, Euronet closed a $20.0 million private placement of common stock with an accredited institutional investor (1,131,363 shares at a purchase price of $17.68 per share). In addition, Euronet granted the investor certain “additional investment rights” entitling them to purchase up to $16.0 million in additional shares of Euronet common stock. The additional investment rights may be exercised on one or multiple occasions commencing March 19, 2004 and for a 15-month period thereafter, which period may be extended under certain circumstances.

Euronet has agreed to file a resale shelf registration statement with respect to the shares of Euronet common stock issued under the private placement and acquisition agreements. The securities offered and sold by Euronet in these private placements have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Euronet will host an investor call on Monday, November 24, 2003 at 9:00 a.m. EST to discuss these transactions. This event will be carried live in a webcast and audiocast. Internet users can access the conference call at http://www.vcall.com/CEPage.asp?ID=85275 or from www.euronetworldwide.com. Participants should go to the web site at least 15 minutes before this event to download and install any necessary audio software. For those without Internet access, the conference call-in number is 1-877-407-9210 (U.S.) or 1-201-689-8049 (non-U.S.). The password is “Listener.”

For those unable to attend the live broadcast, a replay will be available beginning approximately one hour after the event via the web locations, as well as via phone. To access the web replay, go to http://www.vcall.com/CEPage.asp?ID=85275. To dial in for the replay, the call-in number is 1-877-660-6853 (U.S.) or 1-201-612-7415 (non-U.S.). The call replay will be available for two weeks. No fees are charged to access any event.

About Euronet Worldwide

Euronet Worldwide is an industry leader in providing secure electronic financial transaction solutions. The company offers outsourcing and consulting services, integrated EFT software, network gateways, and electronic top-up services to financial institutions, mobile operators and retailers. These solutions enable our clients’ customers to access personal financial information and to perform secure payment transactions-any time, any place. Euronet operates the largest independent pan-European ATM network, and is a leading provider of electronic distribution service, or top-up services, for prepaid mobile airtime. The company has processing centers located in the U.S., Europe and Asia, and processes electronic top-up transactions at more than 75,000 points of sale across 29,000 retailers in Europe, Australia and the U.S. With corporate headquarters in Leawood, Kansas, USA, and European headquarters in Budapest and London, Euronet serves clients in more than 60 countries. Visit our web site at www.euronetworldwide.com.

Any statements contained in this news release, which concern the Company’s or management’s intentions, expectations, or are predictions of future performance, are forward-looking statements. Euronet’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: competition, technological developments affecting the market for the Company’s products and services, foreign exchange fluctuations and changes in laws and regulations affecting the Company’s business. These risks and other risks are described in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to Euronet’s Form 10-Q for the period ended September 30, 2003 and its Form 10-K for the year ended Dec. 31, 2002. Copies of these filings may be obtained by contacting the Company or the SEC.

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Contacts:

Name: Misti (Keys) Garffie at Euronet Worldwide, Inc.

Telephone: 913-327-4257

Email: mgarffie@euronetworldwide.com

Name: IR Department at Euronet Worldwide

Telephone: 913-327-4200

Email: investor@euronetworldwide.com